UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

Aly Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920

Houston, Texas 77056

(Address of principal executive offices)

Registrant's telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 5, 2016, our board elected Christopher Quinn to serve as Chief Restructuring Officer of the Company. Mr. Quinn was retained in this capacity pursuant to an engagement letter we entered into with The Claro Group LLC ("Claro") to assist us and our lender in evaluating financial and restructuring alternatives, as mandated by the forbearance agreement described in Item 8.01 below. We agreed to pay Claro a retainer of $45,000 (to be credited against Claro's final billing), a first month's fee of $50,000 and subsequent monthly fees of $30,000 per month.

Item 8.01. Other Events.

We previously reported that we entered into a forbearance agreement with Wells Fargo Bank under which the lender agreed to a forbearance period expiring July 10, 2016, unless extended. On August 5, 2016, we entered into a new agreement with the lender extending the forbearance period to August 31, 2016, conditioned upon the following, among other items:

•	Hiring a Chief Restructuring Officer (CRO) on terms acceptable to the lender.

•	Having the CRO provide an initial cash forecast budget prior to August 10, 2016 and weekly updates thereafter

•	Not incurring a variance of more than 10% from the cash flow budgets

•	Paying accrued interest monthly at the default rate specified in the credit agreement with the lender.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aly Energy Services, Inc.

Dated: August 10, 2016	By:	/s/ Alya Hidayatallah
	Name:	Alya Hidayatallah
	Title:	Chief Financial Officer

3